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           As filed with the Securities and Exchange Commission on July 18, 2000
                                                      Registration No. 333-24011

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                    APEX INC.
             (Exact name of Registrant as specified in its charter)


                             9911 WILLOWS ROAD N.E.
                            REDMOND, WASHINGTON 98052
       WASHINGTON                (425) 861-5858                  91-1577634
(State of incorporation)      (Address of principal          (I.R.S. Employer
                                executive offices)        Identification Number)


                               EMPLOYEE STOCK PLAN
                            (Full title of the plans)
                                   ----------
                            SAMUEL F. SARACINO, ESQ.
                     VICE PRESIDENT OF BUSINESS DEVELOPMENT,
                          GENERAL COUNSEL AND SECRETARY
                             9911 WILLOWS ROAD N.E.
                            REDMOND, WASHINGTON 98052
                                 (425) 861-5858
           (Name, address, and telephone number of agent for service)
                                   ----------
                                    COPY TO:
                           PATRICK J. SCHULTHEIS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI,
                            PROFESSIONAL CORPORATION
                               5300 CARILLON POINT
                           KIRKLAND, WASHINGTON 98033
                                 (425) 576-5800
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     Registration Statement No. 333-24011 (the "Registration Statement") covered an aggregate of 3,001,744 shares of Common Stock, no par value ("Apex Common Stock"), of Apex Inc., a Washington corporation ("Apex"), consisting of shares issuable by the Company pursuant to the Employee Stock Plan on a delayed or continuous basis.

     On July 1, 2000, pursuant to the terms of an Agreement and Plan of Reorganization, dated as of March 8, 2000 (the "Merger Agreement"), by and among Apex, Avocent Corporation (formerly known as Aegean Sea Inc.), a Delaware corporation ("Avocent"), and Cybex Computer Products Corporation, an Alabama corporation ("Cybex"), Apex became a wholly-owned subsidiary of Avocent and each share of Apex Common Stock was converted into 1.0905 shares of the Common Stock, par value $0.001 per share, of Avocent. In connection with this transaction, Apex has filed a Certification and Notice of Termination of Registration under 12(g) of the Securities Exchange Act of 1934 to terminate the registration of Apex Common Stock.

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the "Act") and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Act, Apex hereby removes from registration the shares of Apex Common Stock that remain unsold as of the date hereof.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Apex has duly caused this post-effective amendment no. 2 to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 18th day of July, 2000.

                                     APEX INC.

                                     By: /s/ Samuel F. Saracino
                                         ---------------------------------------
                                         Samuel F. Saracino
                                         Vice President of Business Development,
                                           General Counsel and Secretary